Execution Copy

Amendment No. 1 to Undertaking Agreement
[Li Related Holders]

This Amendment No. 1 to Undertaking Agreement (this “Amendment”) is made and entered into as of September 26, 2008, by and among Heckmann Corporation, a Delaware corporation (“Parent”), China Water and Drinks, Inc., a Nevada corporation (the “Company”) and the Persons and Entities listed on Schedule A hereto (each a “Selling Stockholder,” and collectively, the “Selling Stockholders”), and amends that certain Undertaking Agreement (the “Agreement”) by and among Parent, the Company and the Selling Stockholders dated as of May 19, 2008.

Recitals

A. Parent, Heckmann Acquisition II Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) and the Company have entered into an agreement and plan of merger and reorganization (the “Merger Agreement”), pursuant to which the Company will be merged with and into Merger Sub (the “Merger”) with the Company ceasing to exist and Merger Sub remaining as a wholly owned subsidiary of Parent.

B. In light of extraordinary conditions in world credit and capital markets, the desire of Parent to preserve its cash in light of these conditions, the de minimis price paid for Company Common Stock by the Selling Stockholders, and other factors, the Selling Stockholders have agreed to sell all of their shares of Company Common Stock, whether owned directly or indirectly, to Parent immediately prior to the Effective Time of the Merger at a price significantly lower than the Merger consideration.

C. Pursuant to Section 5.3 of the Agreement, Parent, the Company and a majority in interest of the Selling Stockholders may amend the Agreement by signing an instrument in writing.

D. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

Now therefore, in accordance with the procedures for amendment of the Agreement set forth in Section 5.3 thereof, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1: Amendment

1.1 Recital F of the Agreement is amended and restated in its entirety to read as follows:

“The Selling Stockholders desire to sell their Shares to Parent and provide a general release of claims against the Company, Parent and Merger Sub.”

1.2 Section 1 of the Agreement is amended and restated in its entirety to read as follows:

“SECTION 1: Sale and Purchase of Shares.

1.1 Sale. Upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the Effective Time (the “Closing”):

1.1(a)  The Selling Stockholders shall sell, assign, transfer, convey and deliver to Parent, and Parent shall purchase from the Selling Stockholders, the Shares, free and clear of any and all Liens. The Shares constitute 100% of the Shares held, beneficially and of record, by the Selling Stockholders. Each Selling Stockholder will execute such further instruments and provide such further information, including tax declarations, as Parent shall reasonably request in connection with the foregoing. Each Selling Stockholder acknowledges that his, her or its election to sell Shares under this Agreement was made on a completely voluntary basis.

1.1(b) In consideration for the transfer of Shares pursuant to Section 1.1(a), Parent shall pay to each Selling Stockholder the amount in cash set forth opposite such Selling Stockholder’s name on Schedule A (the “Purchase Price”) by wire transfer of immediately available funds to such bank accounts as such Selling Stockholder shall designate in writing to Parent within 3 days of the purchase.

1.2 Termination.  This Agreement shall terminate, without liability to any party other than for willful breach, upon any termination of the Merger Agreement. The provisions of Section 5 (Miscellaneous) and Section 4.4 (Public Disclosure) shall survive any termination.

1.3 Conditions.  Parent's obligation to consummate the Contemplated Transactions shall be subject to:

1.3(a) satisfaction of all pre-closing conditions to the Merger Agreement, including all necessary shareholder approvals;

1.3(b) the  receipt of all necessary consents or approvals, the making of any required filings or applications, and the absence of any legal or regulatory restriction, pending or threatened, in connection with the Contemplated Transactions, including the absence of any pending or threatened restrictions pertaining to ownership of the Shares or operation of the business of the Company; and

1.3(c) the representations and warranties of the Selling Stockholders’ being true and correct as of the Closing, and all obligations required to be performed by the Selling Stockholders prior to the Closing having been so performed.

1.3 The final sentence of Section 2.3 of the Agreement is amended and restated in its entirety to read as follows:

“Upon consummation of the Contemplated Transactions, Parent will own the Shares of such Selling Stockholder free and clear of any and all Liens.”

1.4 The capitalized word “Termination” is deleted and replaced with the words “termination of the Merger” in Sections 4.1(a), 4.1(b) and 4.1(c) of the Agreement.

1.5 The capitalized words “Effective Time” are deleted in each place where they appear in the Agreement, except where they appear in Recital D, Recital E and Exhibit A of the Agreement, and are replaced with the word “Closing.”

1.6 Schedule A to the Agreement is amended and replaced in its entirety with Schedule A attached hereto.

SECTION 2: MISCELLANEOUS PROVISIONS

2.1 Effectiveness. This Amendment shall become effective upon execution.

2.2 Limited Nature of Amendment. Except as expressly amended hereby, the Agreement remains in full force and effect in accordance with its terms and this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, representations, warranties, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. In addition, as to Cheng Feng, this document supersedes the agreement entitled “Cash/Stock Election (Chen Feng)” dated as of June 10, 2008 and, upon execution of this Agreement by Chen Feng, his election made under that agreement to receive cash at $5.00 per share for each of his Shares will no longer be effective.

2.3 Governing Law. Except to the extent that the corporate laws of the State of Delaware apply to a party, this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

2.4 Execution of Agreement; Counterparts; Electronic Signatures.

2.4(a) This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

2.4(b) The exchange of copies of this Amendment and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf” format), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of an original Amendment for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

2.4(c) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et seq.), the Uniform Electronic Transactions Act, or any other Legal Requirement relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the parties, no party shall be deemed to have executed this Amendment or any other document contemplated by this Amendment (including any amendment or other change thereto) unless and until such party shall have executed this Amendment or such document on paper by a handwritten original signature or any other symbol executed or adopted by a party with current intention to authenticate this Amendment or such other document contemplated.

2.5 Legal Representation of the Parties. This Amendment was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Amendment to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

2.6 Headings. The headings contained in this Amendment are for convenience of reference only, shall not be deemed to be a party of this Amendment and shall not be referred to in connection with the construction or interpretation of this Amendment.

[Remainder of page intentionally left blank - signature page follows]

In Witness Whereof, the parties have caused this Amendment to be executed as of the date first above written:

PARENT:

Heckmann Corporation

By:

Name:

Title:

COMPANY:

China Water and Drinks, Inc.

By:

Name:

Title:

SELLING STOCKHOLDER:

IPacific Asset Management

By:

Name:

Title:

SELLING STOCKHOLDER:

IBroader Developments Limited

By:

Name:

Title:

SELLING STOCKHOLDER:

Lap Woon Wong

SELLING STOCKHOLDER:

Sze Tang li

SELLING STOCKHOLDER:

Canary Global Investments Inc.

By:

Name:

Title:

SELLING STOCKHOLDER:

Chen Fang

SCHEDULE A

SCHEDULE OF SELLING STOCKHOLDERS

Name and Address of Selling Stockholder	Number of Shares	Purchase Price (US$)

IPacific Asset Management	2,576,000	$2,672,421

IBroader Developments Limited	2,422,000	$2,512,657

Lap Woon Wong	1,000,000	$1,037,430

Sze Tang Li	1,000,000	$1,037,431

Canary Global Investments Inc.	1,000,000	$1,037,431

Chen Fang	3,000,000	$3,112,291
	10,998,000	$11,409,662